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                                                                      EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-33888 of Mitek Systems, Inc. on Form S-8 of our report dated November 10, 1995 appearing in the Annual Report on Form 10-K of Mitek Systems, Inc. for the year ended September 30, 1995.


/s/ DELOITTE & TOUCHE LLP
-------------------------
Deloitte & Touche LLP
San Diego, California
December 22, 1995